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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  May 19, 2003
                                                           ------------

                                GLOBALSTAR, L.P.
                                ----------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                        333-25461               13-3759024
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(State or Other Jurisdiction    (Commission File Number)   (I.R.S. Employer
 of Incorporation)                                          Identification No.)



      3200 Zanker Road, San Jose, California                     95134
      ----------------------------------------                 ----------
      (Address of Principal Executive Offices)                 (Zip Code)


        Registrant's telephone number, including area code: 408-933-4000
                                                            ------------

                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address,  if Changed Since Last Report)


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Item 5.  Other Events.

     Effective May 19, 2003, Globalstar, L.P. ("Globalstar") entered into (1) an Investment Agreement (the "Investment Agreement") with ICO Global Communications (Holdings) Limited ("ICO"), documenting the transaction between Globalstar and ICO that was previously approved by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on April 25, 2003, and (2) a related Secured Super-Priority Debtor in Possession Credit Agreement (the "ICO DIP Agreement") with ICO Investment Corp., a wholly owned subsidiary of ICO. The Investment Agreement provides that, subject to certain conditions, ICO will invest $55 million in a newly formed Delaware corporation to which substantially all of Globalstar's assets will be transferred ("New Globalstar") and that, in exchange for such investment, ICO will receive shares of Class B common stock of New Globalstar representing a 54% economic interest and 80% of the voting power of the outstanding common stock, with shares of Class A common stock of New Globalstar representing a 46% economic interest and 20% of the voting power to be initially issued to Globalstar and ultimately distributed to Globalstar's unsecured creditors pursuant to a plan of reorganization. Under the ICO DIP Agreement, subject to certain conditions, up to $35 million of the $55 million to be invested by ICO will be made available to Globalstar as secured, super-priority debtor in possession financing to fund Globalstar's ongoing operations and the completion of Globalstar's reorganization, with borrowings thereunder to be converted into equity upon the closing of the transaction contemplated by the Investment Agreement. The Investment Agreement provides that, subject to certain limitations, New Globalstar will use its commercially reasonable efforts to ensure that shareholders of Globalstar Telecommunications Limited ("GTL") as of the effective date of Globalstar's plan of reorganization are given the opportunity to participate in the first underwritten public offering of equity securities, if any, made by New Globalstar on or before the seventh anniversary of such effective date; provided that (1) doing so will not result in any material expense to New Globalstar or have an adverse effect on the success of such offering or result in any material delay of the completion of such offering, and (2) such obligation will automatically terminate upon a change of control of New Globalstar or if GTL dissolves or takes other action adverse to Globalstar and its debtor subsidiaries prior to the effective date of Globalstar's plan of reorganization. As indicated above, there are certain conditions that must be satisfied before the transaction contemplated by the Investment Agreement can be consummated and Globalstar can distribute the shares of Class A common stock of New Globalstar to its unsecured creditors pursuant to a plan of reorganization; accordingly, no assurance can be given that such transaction will occur or that such distribution will be made.

     On May 20, 2003, the Bankruptcy Court approved the ICO DIP Agreement. It is anticipated that, subject to satisfaction of certain conditions, Globalstar will soon make the initial draw under the ICO DIP Agreement and thereupon retire Globalstar's current debtor-in-possession financing. No assurance can be given that the applicable conditions will be satisfied or that Globalstar will be able to draw all or any of the $35 million available under the ICO DIP Agreement.

     Copies of the Investment Agreement and the ICO DIP Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein. The foregoing summary descriptions of the Investment Agreement and the ICO DIP Agreement are qualified in their entirety by reference to the full text of such documents.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Businesses Acquired: Not Applicable.

         (b)  Pro Forma Financial Information: Not Applicable.

         (c)  Exhibits:

              Exhibit No.       Exhibit Description
              -----------       -------------------

              10.1              Investment Agreement

              10.2              ICO DIP Agreement

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GLOBALSTAR, L.P.


                                             By:  /s/ Daniel P. McEntee
                                                 ---------------------------
                                                 Name:  Daniel P. McEntee
                                                 Title: Vice President and
                                                        Chief Financial Officer

Date:  May 23, 2003

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                                 EXHIBIT INDEX

Exhibit No.         Exhibit Description
-----------         -------------------

10.1                Investment Agreement

10.2                ICO DIP Agreement